Exhibit 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT, dated as of August 15, 2024 (this “Agreement”), is among Audacy Capital Corp., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Administrative Agent and each of the Lenders (constituting the Required Lenders) party hereto.

RECITALS

WHEREAS, reference is made to that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of January 9, 2024 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as further amended by this Agreement, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Wilmington Savings Fund Society, FSB, as administrative agent for the Lenders and as collateral agent for the Secured Parties.

WHEREAS, pursuant to Section 2.07 of the Existing Credit Agreement, the Borrower has unconditionally promised to pay to the Administrative Agent for the account of each Lender on the Maturity Date the then unpaid principal amount of each Loan of such Lender.

WHEREAS, pursuant to clause (i) of the definition of “Maturity Date” in the Existing Credit Agreement, the Maturity Date, unless such Maturity Date has otherwise already occurred, shall occur on August 19, 2024, if the condition precedent to effectiveness of the Plan relating to receipt of applicable regulatory approvals, including that of the FCC, has not yet been satisfied on or before such date.

WHEREAS, pursuant to Section 6.23(d) of the Existing Credit Agreement, each Loan Party has covenanted and agreed to cause the occurrence of the effective date of an Acceptable Plan on or prior to the later of (x) March 7, 2024, and (y) if the condition precedent to effectiveness of the Plan relating to receipt of applicable regulatory approvals, including that of the FCC, has not yet been satisfied on or before such date, August 18, 2024.

WHEREAS, the Loan Parties reasonably believe in good faith that the condition precedent to effectiveness of the Plan relating to receipt of applicable regulatory approvals, including that of the FCC, shall not be satisfied on or before August 19, 2024.

WHEREAS, (i) such failure by the Borrower to pay to the Administrative Agent for the account of each Lender on the Maturity Date the then unpaid principal amount of each Loan of such Lender will constitute an Event of Default under Section 8.01(a) of the Credit Agreement (such Event of Default, the “Maturity Date Default”) and (ii) such failure by the Loan Parties to cause the occurrence of the effective date of an Acceptable Plan on or prior to August 30, 2024, will constitute an Event of Default under Section 8.01(c) of the Credit Agreement (such Event of Default, the “Milestone Default” and together with Maturity Date Default, collectively, the “Specified Defaults” and each, a “Specified Default”).

WHEREAS, pursuant to Section 8.02 of the Existing Credit Agreement, upon the occurrence of any of the Specified Defaults and the expiration of any applicable grace periods thereunder, subject to the terms and conditions of the DIP Order, the Administrative Agent may, and at the request of the Required Lenders shall, upon notice to the Borrower, exercise any and all rights and remedies under the Loan Documents, including, without limitation: (a) terminating forthwith the Commitments; (b) declaring the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Lender Payments and all other liabilities of the Borrower accrued under the Credit Agreement and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which have been expressly waived by the Borrower, anything contained in the Credit Agreement or in any other Loan Document to the contrary notwithstanding; (c) declare a restriction or termination of the Loan Parties’ ability to use cash Collateral; and (d) upon the expiration of the Remedies Notice Period, absent the Debtors curing each Specified Default, may foreclose on all or any portion of the Collateral, collect accounts receivable and apply the proceeds thereof to the Obligations in accordance with Section 8.03 of the Existing Credit Agreement, occupy the Loan Parties’ premises to sell or otherwise dispose of the Collateral or otherwise exercise remedies against the Collateral permitted by applicable nonbankruptcy law and the DIP Order (collectively, all such rights and remedies, the “Rights and Remedies”).

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Required Lenders forbear from exercising (or, in the case of the Required Lenders, directing the Administrative Agent to exercise) any of any of the Rights and Remedies under the Loan Documents or applicable Law with respect to each Specified Default, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Required Lenders are willing to do so.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1 Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the same meanings given to them in the Credit Agreement.

SECTION 2 Limited Forbearance.

2.1 In consideration of the Loan Parties’ agreement to timely and strictly comply with the terms of this Agreement, and in reliance upon the representations, warranties, agreements and covenants of the Loan Parties set forth herein, subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, from the Forbearance Agreement Effective Date (as defined below) until the Termination Date (as defined below), the Administrative Agent (at the direction of the Required Lenders) and each of the undersigned Lenders (constituting the Required Lenders), severally and not jointly, hereby agrees to forbear (the “Forbearance”) from exercising (and directing the Administrative Agent to exercise) any of the Rights and Remedies under the Loan Documents or applicable Law solely with respect to the Specified Defaults and as specifically set forth in this Agreement.

2.2 The Forbearance shall commence on the Forbearance Agreement Effective Date and continue until the earlier of (a) 5:00 P.M. (New York City time) on September 30, 2024 (or such later date as may be agreed to in writing (email to be sufficient) by the Administrative Agent (acting at the direction of the Required Lenders) in its sole discretion), and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Forbearance Agreement Effective Date and ending on the Termination Date, the “Forbearance Period”). From and after the Termination Date, the Forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Lenders and the Administrative Agent shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the Rights and Remedies as if this Agreement had never existed, without any further notice to the Borrower or any other Loan Party, passage of time or forbearance of any kind, and all of the Rights and Remedies under the Loan Documents and at law and in equity shall be available without restriction or modification, as if the Forbearance had not occurred. The Loan Parties agree that the Administrative Agent and the Lenders shall have no obligation to extend the Forbearance Period. This Agreement and the Forbearance contemplated by this Section 2 shall not be construed as establishing a custom or a course of dealing or conduct among the Administrative Agent, the Lenders and the Loan Parties.

2.3 Notwithstanding anything in this Agreement or elsewhere to the contrary, the agreement to forbear in Section 2.1 above relates only to the Specified Defaults, and shall not in any way prohibit, limit, restrict or otherwise impact any rights any Agent or Lender may have to exercise any rights or remedies, or take any enforcement actions, as against any Loan Party, any Collateral or otherwise, as a result of any Event of Default occurring prior to, on or after the date hereof that is not the Specified Defaults.

2.4 During the Forbearance Period, in accordance with Section 10.01(c) of the Credit Agreement, the Lenders agree to defer collection of any interest that may accrue at the Default Rate as a result of the Specified Defaults (such amounts, the “Accrued Default Interest”). So long as the Termination Date has not occurred prior to the Obligations having been paid in full in cash or otherwise satisfied in a manner acceptable to the Required Lenders (which may include the conversion of Obligations to Indebtedness owing by the Borrower pursuant to an exit credit facility) (such date, the “Satisfaction Date”), all Accrued Default Interest will be waived by the Lenders; provided, however, if the Termination Date occurs prior to the Satisfaction Date, then all Accrued Default Interest will be immediately due and payable without any further notice or action by the Administrative Agent or any Lender.

SECTION 3 Events of Termination. The Forbearance Period shall automatically terminate if any of the following events shall occur (each, an “Event of Termination”):

(a) The failure of any Loan Party to comply with any term, condition or covenant set forth in this Agreement.

(b) Other than the Specified Defaults, there occurs any Event of Default under the Loan Documents.

(c) The failure of any representation or warranty made by any Loan Party under this Agreement to be true and correct in all material respects as of the date when made (or if qualified by materiality or Material Adverse Effect, in all respects), except to the extent such representation or warranty expressly relates to an earlier date, in which case it will be true and correct in all material respects as of such earlier date.

(d) (i) Any Loan Party repudiates or asserts a defense to any obligation or liability under the Credit Agreement, this Agreement or any of the other Loan Documents or (ii) the initiation of any action, suit or proceeding, at law or in equity, by any Loan Party, or any Subsidiary of any Loan Party, against the Administrative Agent or any Lender.

SECTION 4. Representations and Warranties; No Event of Default. Each of the Loan Parties hereby represents and warrants to each of the Administrative Agent and the Lenders that, as of the Forbearance Agreement Effective Date, after giving effect to this Agreement:

(a) this Agreement has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Foreign Subsidiaries (other than those pledges made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary);

(b) except for the Specified Defaults, both immediately before and after giving effect to this Agreement, no Default or Event of Default will have occurred and be continuing; and

(c) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement (other than, for the avoidance of doubt, Section 5.05(b) of the Credit Agreement) or any other Loan Document are true and correct in all material respects on and as of such date (except, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct as of such earlier date); provided, that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects.

SECTION 5 Conditions to Effectiveness of this Agreement. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Administrative Agent and Lenders hereunder, it is understood and agreed that this Agreement shall become effective, and the Loan Parties shall have rights under this Agreement, upon the satisfaction of the following conditions (the “Forbearance Agreement Effective Date”):

(a) receipt by the Administrative Agent of the fully executed counterparts of this Agreement from the Administrative Agent, each of the Loan Parties and the Lenders party hereto constituting the Required Lenders;

(b) the approval of this Agreement by the Bankruptcy Court; and

(c) as of the Forbearance Agreement Effective Date, the representations and warranties set forth herein shall be true and correct in all respects.

SECTION 6 Continuing Effectiveness, Etc. Except as expressly set forth herein, this Agreement (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Loan Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Agreement. Each Loan Party hereby consents to this Agreement and confirms that all of its obligations under the Loan Documents to which it is a party shall continue to apply to the Credit Agreement. The parties hereto acknowledge and agree that any amendment of the Credit Agreement pursuant to this Agreement shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Forbearance Agreement Effective Date. It is expressly stated that the parties are not entering into a mutual disregard of the terms and provisions of the Credit Agreement or any other Loan Document. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement.

SECTION 7 Conduct of Lenders; Release of Claims. The Borrower and its Affiliates, successors, assigns and legal representatives (collectively, the “Releasors”), acknowledge and agree that, to their knowledge and through the date hereof, each Secured Party has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Releasors in connection with this Agreement and in connection with the Obligations, the Credit Agreement and the other Loan Documents, and the obligations and liabilities of the Releasors existing thereunder or arising in connection therewith, and the Releasors hereby waive and release any claims to the contrary. The Releasors hereby release, acquit, and forever discharge each Secured Party and its Affiliates (including, without limitation, its parent and its subsidiaries) and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former (collectively, the “Secured Party Affiliates”) from any and all manner of losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands and expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, in contract, tort, law or equity (generically, “Claims”), that any Releasor has or may have against any Secured Party and/or any Secured Party Affiliate by reason of any action, failure to act, event, statement, accusation, assertion, matter or thing whatsoever arising from or based on facts occurring prior to the effectiveness of this Agreement that arises out of or is connected to the Loan Documents or the Obligations; provided that, the foregoing shall not apply to any Claim resulting from the gross negligence, bad faith or willful misconduct of any of the Secured Parties or the Secured Party Affiliates. Each of the Releasors hereby unconditionally and irrevocably agrees that it will not sue any Secured Party or any Secured Party Affiliate on the basis of any Claim released, remised and discharged by such Releasor pursuant to this paragraph. If any Releasor or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Releasor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Secured Party or any Secured Party Affiliate may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Secured Party or any Secured Party Affiliate as a result of such violation.

SECTION 8 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Transactions Act 1999 of Bermuda, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns in accordance with Section 10.06 of the Credit Agreement.

SECTION 10 Incorporation of Loan Agreement Provisions. The provisions of Sections 10.15 and 10.16 of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

SECTION 11 No Other Waivers. Except as expressly provided herein, any waiver hereby granted by the Lenders signatory hereto does not (a) constitute a waiver or modification of any other terms or provisions set forth in the Credit Agreement and, except as expressly provided herein, shall not impair any right that the Administrative Agent or any Lender may now or hereafter have under or in connection with the Credit Agreement, and (b) impair the Administrative Agent’s or any Lender’s right to insist upon strict compliance with the Credit Agreement.

SECTION 12 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AUDACY CAPITAL CORP.,
as the Borrower

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to Forbearance Agreement]

AUDACY CORP.
AUDACY OPERATIONS, INC.
AUDACY MIAMI, LLC
AUDACY ARIZONA, LLC
AUDACY CALIFORNIA, LLC
AUDACY COLORADO, LLC
AUDACY CONNECTICUT, LLC
AUDACY FLORIDA, LLC
AUDACY GEORGIA, LLC
AUDACY ILLINOIS, LLC
AUDACY KANSAS, LLC
AUDACY LOUISIANA, LLC
AUDACY MARYLAND, LLC
AUDACY MASSACHUSETTS, LLC
AUDACY MICHIGAN, LLC
AUDACY MINNESOTA, LLC
AUDACY MISSOURI, LLC
AUDACY NEVADA, LLC
AUDACY NEW YORK, LLC
AUDACY NORTH CAROLINA, LLC
AUDACY OHIO, LLC
AUDACY OREGON, LLC
AUDACY PENNSYLVANIA, LLC
AUDACY RHODE ISLAND, LLC
AUDACY SOUTH CAROLINA, LLC
AUDACY TENNESSEE, LLC
AUDACY TEXAS, LLC
AUDACY VIRGINA, LLC
AUDACY WASHINGTON DC, LLC
AUDACY WASHINGTON, LLC
AUDACY WISCONSIN, LLC
AUDACY LICENSE, LLC
AUDACY PROPERTIES, LLC
AUDACY RADIO TOWER, LLC
AUDACY SPORTS RADIO, LLC
EVENTFUL, LLC
INFINITY BROADCASTING LLC
PINEAPPLE STREET MEDIA LLC
QL GAMING GROUP, LLC
PODCORN MEDIA, LLC
AMPERWAVE, LLC
AUDACY NETWORKS, LLC
AUDACY SERVICES, LLC
AUDACY INTERNATIONAL, LLC
AUDACY ATLAS, LLC
CADENCE 13, LLC
as a Guarantor

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to Forbearance Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as the Administrative Agent

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

[Signature Page to Forbearance Agreement]

[Lender signature pages on file with the Administrative Agent]